                               NINTH AMENDMENT TO

                                 THIRD AMENDED

                                  AND RESTATED

                                REVOLVING CREDIT

                                      AND

                              TERM LOAN AGREEMENT

                                 BY AND BETWEEN

                             GANDER MOUNTAIN, INC.,
                                  as Borrower

                                      AND

                            BANK ONE, MILWAUKEE, NA

                          FIRSTAR BANK MILWAUKEE, N.A.

                             LASALLE NATIONAL BANK,

                NBD BANK (formerly known as NBD BANK, N.A.), and

                         HARRIS TRUST AND SAVINGS BANK

                                    as Banks

                                      AND

                            BANK ONE, MILWAUKEE, NA,

                                    as Agent




                                 April 15, 1996



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                               NINTH AMENDMENT TO
                           THIRD AMENDED AND RESTATED
                              REVOLVING CREDIT AND
                              TERM LOAN AGREEMENT


         THIS NINTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Ninth Amendment") is made as of the
15th day of April, 1996, by and between BANK ONE, MILWAUKEE, NA, as Bank and agent for the Banks, FIRSTAR BANK MILWAUKEE, N.A., LASALLE NATIONAL BANK, NBD BANK, formerly known as NBD BANK, N.A. and HARRIS TRUST AND SAVINGS BANK, as Banks, and GANDER MOUNTAIN, INC., a Wisconsin corporation, as Borrower.

                                R E C I T A L S

         WHEREAS, pursuant to a Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 22, 1994 and amended by First Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated August 18, 1995, Second Amendment (the "Second Amendment") to Third Amended and Restated Revolving Credit and Term Loan Agreement dated November 17, 1995, Third Amendment (the "Third Amendment") to Third Amended and Restated Revolving Credit and Term Loan Agreement dated December 5, 1995, Fourth Amendment (the "Fourth Amendment") to Third Amended and Restated Revolving Credit and Term Loan Agreement dated January 23, 1996, Fifth Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated February 14, 1996, Sixth Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated March 1, 1996, Seventh Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated March 18, 1996, and an Eighth Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated April 1, 1996 (collectively, the "Loan Agreement"), the Banks made available to Borrower credit facilities aggregating up to a maximum amount of One Hundred Million Dollars ($100,000,000.00); and

         WHEREAS, Borrower is in default under section 8.1(m) of the Loan Agreement requiring that prior to opening a new retail store Borrower and its Subsidiaries shall have delivered to Banks an executed Landlord Waiver, Consent, Agreement and Certificate in that Borrower has not delivered such document for the Onalaska Store (such missing document being referred to herein as the "Onalaska Waiver"); and

         WHEREAS, Borrower has agreed to cure the foregoing default by delivering the Onalaska Waiver on or before April 25, 1996; and

         WHEREAS, Borrower is in default under sections 7.1(i) (Consolidated Tangible Net Worth), 7.1(k) (Consolidated Leverage Ratio), 7.1(l) (Consolidated Current Ratio) and 7.1(n) (Profitability) of the Loan Agreement; and
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         WHEREAS, Borrower has entered into an agreement for the sale of
Borrower's catalog division; and

         WHEREAS, Borrower has represented to Banks that Borrower expects to close such sale on or before May 25, 1996; and

         WHEREAS, Borrower and its financial advisors have prepared and provided to Banks a projection of Borrower's borrowing requirements during the period from the date hereof until June 29, 1996; and

         WHEREAS, Borrower has requested that Banks extend the existing waiver of the defaults under sections 7.1(i), 7.1(k), 7.1(l) and 7.1(n) through May 25, 1996; and

         WHEREAS, Based on the foregoing, and subject to Borrower's compliance with all of the terms and conditions of the Loan Agreement as amended hereby, Banks are willing to grant an extension of waivers and extension of the payment deadline as provided herein.

                               A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and in the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


         1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

                 a. Revolving Credit Commitment. Section 1.86 of the Loan Agreement is amended by deleting "$56,000,000" therefrom and inserting "$47,000,000" in its place.

                 b.  Revolving Credit Commitment Termination Date.  Section
1.87 of the Loan Agreement is amended in its entirety to read as follows:

                 "1.87 Revolving Credit Commitment Termination Date. "Revolving Credit Commitment Termination Date" shall mean the earlier of (a) the date of an Automatic Event of Default, (b) the date of an Other Event of Default not expressly waived in writing by the Banks,
         (c) the closing of the sale of the catalog division, (d) a default under or termination or repudiation of the contract for sale of the catalog division (other than a termination or repudiation occurring after Banks approve and Borrower enters into an alternative agreement for sale of the catalog division), or (e) May 25, 1996."



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                 c.  Revolving Credit Notes.  Section 1.90 of the Loan
Agreement is amended in its entirety to read as follows:

                 "1.90 Revolving Credit Notes. "Revolving Credit Notes" shall mean the five notes dated April 15, 1996 and executed by Borrower in favor of the respective Banks evidencing the Revolving Credit Loans, together with all extensions, renewals, substitutions, replacements and refinancings thereof, the terms of which are incorporated herein by reference."

                 d. Term Notes. Section 1.101 of the Loan Agreement is amended in its entirety to read as follows:

                 "1.101 Promissory Notes. "Promissory Notes" or "Term Notes" shall mean the five notes dated April 15, 1996 and executed by Borrower in favor of the respective Banks evidencing the $19,500,000 Loan, together with all extensions, renewals, substitutions, replacements and refinancings thereof, the terms of which are incorporated herein by reference."

         2. Waiver. (a) Banks temporarily waive the defaults previously disclosed to Banks under sections 7.1(i), 7.1(k), 7.1(l) and 7.1(n) of the Loan Agreement for the period from the date hereof until May 25, 1996 and temporarily waive the default caused by Borrower's failure to deliver the Onalaska Waiver for the period from the date hereof until April 25, 1996. The waiver does not extend beyond April 25, 1996 for the Onalaska Waiver or beyond May 25, 1996 for the defaults under sections 7.1(i), 7.1(k), 7.1(l) and 7.1(n) of the Loan Agreement, and Banks do not waive any other default or any increase in the level of noncompliance with sections 7.1(i), 7.1(k), 7.1(l) and 7.1(n) of the Loan Agreement, as amended. The Banks reserve the right to exercise any rights and remedies available to Agent or any Bank prior to the end of any waiver period if any other default comes to the attention of Banks or if any information comes to the Banks' attention showing that Borrower's level of noncompliance with section 7.1(i), 7.1(k), 7.1(l) or 7.1(n) of the Loan Agreement is greater than that previously disclosed to Banks.

                 (b) Borrower shall pay the waiver fee described in section 2(b) of the Second Amendment to Banks as provided in the Second Amendment, but if not paid sooner, such fee and all Loans and other Obligations shall be paid in full on May 25, 1996.

         3. Payments. Section 2.1.2 of the Loan Agreement is amended in its entirety to read as follows:

                 "2.1.2 Payments. Interest on the $19,500,000 Loan shall be paid to Bank One as Agent in arrears on the first day of each month. Borrower shall pay the entire principal



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         balance of the $19,500,000 Loan plus all accrued but unpaid interest on the Revolving Credit Termination Date."


         4. The Revolving Credit Loans. The language added to section 2.2 of the Loan Agreement pursuant to section 4 of the Second Amendment, as amended, is further amended in its entirety to read as follows:

                 "Limitations on Borrowing. In addition to complying with all other provisions of this section 2.2:

                        (a) Borrower shall not permit the outstanding balance of the Revolving Credit Facility (including the undrawn amount of unexpired letters of credit) to exceed $47,000,000.

                        (b) Borrower shall not permit the outstanding balance of the Revolving Credit Facility (including the undrawn amount of unexpired letters of credit) to exceed 69% of Eligible Inventory.

                        (c) During the period from and after April 15, 1996, all Receipts and other proceeds of Collateral or Subsidiary Collateral shall be paid to Agent to reduce the outstanding balance of the Revolving Credit Facility, and (i) the amount advanced from time to time under the Revolving Credit Facility shall not be greater than the projections of borrowing requirements made by the Borrower and previously delivered to the Agent, and (ii) in no event shall the aggregate advances during such period exceed $20,900,000.

                        (d) During the period from and after April 15, 1996, Borrower shall not receive any advance of proceeds of the Revolving Credit Facility to pay Expenses (as defined hereinafter) if Expenses exceed Borrower's Collections (as defined hereinafter) on a cumulative basis commencing on April 15, 1996. For purposes of this section (d), "Expenses" shall mean Retail Direct Expenses, Retail Allocated Charges, Catalog Direct Expenses, Catalog Allocated Charges, Interest Expense and Principal Repayment, all as such terms are used in Borrower's Operating Cashflow Forecast previous delivered to Agent, plus all other expenses of Borrower. For purposes of this section (d), "Collections" shall mean Total Collections from Operations, as such term is used in Borrower's Operating Cashflow Forecast previously delivered to Agent.

         In addition to all other remedies available to Banks upon the occurrence of an Event of Default, the Banks shall not



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         be obligated to make any advance or issue any letter of credit if after such advance or issuance Borrower would not be in compliance with section 2.2(a), 2.2(b), 2.2(c) or 2.2(d) above."

The paragraph in section 3 of the Third Amendment captioned "Effect of Harris Reserve" remains in full force and effect and is not amended hereby.

         5. Notes. Section 2.2.2 of the Loan Agreement is amended in its entirety to read as follows:

                 "2.2.2 Note. The Revolving Loans are evidenced by five Revolving Credit Notes dated April 15, 1996 in the original aggregate principal amount of $47,000,000 payable to the order of the respective Banks."


         6. Sale of Catalog Division. Borrower shall proceed with due diligence and use best efforts to conclude the sale of the catalog division pursuant to the agreement approved by Banks. All proceeds of such sale shall be paid directly to Agent to be applied as follows: first, to all interest, fees and expenses owing by Borrower to Banks under the Loan Agreement as amended hereby; second, to the outstanding principal of the $19,500,000 Loan; and third, to the outstanding principal of the Revolving Credit Loan.

         7. Assignment of Letter of Credit. Borrower agrees that the Letter of Credit Number 16192 dated April 10, 1996 and issued by National Bank of Commerce (the "$7,000,000 Letter of Credit," and together with all replacements and substitutions therefor and all other letters of credit issued in connection with the sale of the catalog agreement or pursuant to the agreement for such sale, the "Letters of Credit") are Collateral and Banks hold a perfected first priority security interest in and an assignment of the proceeds of the Letters of Credit. All proceeds of all Letters of Credit shall be paid directly to Agent. Each Letter of Credit shall be delivered by the issuer thereof directly to Agent or to a bailee satisfactory to Banks who prior to such delivery has executed an Acknowledgment and Agreement of Bailee satisfactory to Banks. Borrower shall make any draw on a Letter of Credit that Borrower has the legal right to make upon demand of Banks.

         8. Conditions to Amendment. This Ninth Amendment shall not be effective until it shall have been fully executed and delivered and all of the following have been delivered to Banks, executed as appropriate, in form and substance satisfactory to Banks:





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         (a)     Revolving Credit Notes;

         (b)     Promissory Notes;

         (c)     Reaffirmation of Corporate Guaranty of GRS;

         (d)     Reaffirmation of Corporate Guaranty of GMO;

         (e) Closing Certificates with Corporate Resolutions for Borrower, GRS and GMO;

         (f) Acknowledgment and Agreement of Bailee relating to $7,000,000 Letter of Credit;

         (g) Copy of agreement for sale of catalog division in form and substance satisfactory to Banks; and

         (h) Legal opinion of Borrower s counsel as to the enforceability of this Ninth Amendment and the Reaffirmations of Corporate Guaranty delivered herewith.

         9. Continuation of Agreements. Except as expressly amended and modified herein, the Loan Agreement shall remain in full force and effect and except as expressly amended and modified herein, the Notes shall remain in full force and effect. All of the Collateral Documents, including but not limited to the Security Agreement, the Mortgage, the Collateral Pledge Agreement and Assignment of Security Interest, the Amended and Restated General Intangibles Mortgage, the Subsidiary Guaranties and the Subsidiary Security Documents shall remain in full force and effect as security for the Obligations, including but not limited to the Revolving Credit Notes dated April 15, 1996 and the Promissory Notes dated April 15, 1996, and all of the Collateral and Subsidiary Collateral as defined in the Loan Agreement, the real estate encumbered by the Mortgage, the Subsidiary Notes, and the Stock of GRS and GMO, shall secure all of the Obligations, including but not limited to the Revolving Credit Notes dated April 15, 1996 and the Promissory Notes dated April 15, 1996.

         10. Bank Not Obligated to Continue Financing. Borrower acknowledges that subject to the terms hereof, Banks have agreed to allow Borrower until May 25, 1996 to close the sale of the catalog division and begin other financial restructuring, but in any event, Banks have not agreed and are not obligated to continue to provide financing to Borrower after May 25, 1996 regardless of Borrower's success, if any, in closing the sale of the catalog division or in accomplishing financial restructuring.



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         11.  Release of Secured Party.  Each of Borrower, GRS and GMO hereby:
(a) acknowledges that its obligations under the documents listed in section 9 hereof exist and are enforceable in accordance with their terms; and (b) releases and waives any and all existing claims, counterclaims and causes of action against Banks under the Loan Agreement, under any of the documents listed in section 9 hereof, or otherwise relating to the Borrower as borrower, GRS and GMO as subsidiaries of Borrower and guarantors, and Banks as lenders, and which (i) are known to Borrower, GRS or GMO on the date hereof, or (ii) exist on the date hereof based upon facts existing and known to Borrower, GRS or GMO on the date hereof.

         12. Expenses. Borrower shall pay the reasonable legal fees and expenses of counsel for Bank One with respect to this Ninth Amendment and all related documentation and, in addition, the reasonable legal fees and expenses, not exceeding Five Thousand Dollars ($5,000) per Bank, for each of NBD, Harris, LaSalle and Firstar.

         13. Entire Agreement This Ninth Amendment, together with the Loan Agreement, as amended hereby, constitutes the entire agreement of the Banks and Borrower pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements of the Banks and Borrower, whether oral or written, other than the Loan Agreement, in connection therewith. This Ninth Amendment may be amended or modified only in writing, executed by all of the parties. This Ninth Amendment shall not constitute, nor shall it be deemed to constitute:

         (a) The commitment or agreement of Banks to extend credit in any amount in the future, except as provided in this Ninth Amendment or in the Loan Agreement as amended hereby;

         (b) an obligation on the part of any Bank to enter into any future amendment of the Loan Agreement;

         (c) except as expressly set forth herein and for the period provided herein, the waiver of any existing Event of Default or of any subsequent Event of Default under the Loan Agreement as amended hereby;

         (d) the waiver of any right or remedy available to Banks under the Loan Agreement or any of the Collateral Documents; or



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         (e)     the commitment, agreement or obligation of any Bank to delay the exercise of any right or remedy available to a Bank in the future.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BANK ONE, MILWAUKEE, NA



By
         ---------------------------

LASALLE NATIONAL BANK



By
         ---------------------------

FIRSTAR BANK MILWAUKEE, N.A.



By
         ---------------------------

HARRIS TRUST AND SAVINGS BANK



By
         ---------------------------

NBD BANK




By
         ---------------------------

GANDER MOUNTAIN, INC.



By
         ---------------------------



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

         The undersigned have read the foregoing and agree to be bound by all of the terms and conditions contained therein except that the undersigned shall not be directly obligated on any of the Loans except as otherwise provided in the Loan Agreement as amended hereby, the Subsidiary Documents, the Subsidiary Guaranties or any other agreement to which Borrower, GRS or GMO is a party.


GMO, INC.



By
         ---------------------------

GRS, INC.



By
         ---------------------------











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